Exhibit 99.1

Financial statements and Independent Auditor’s Report

Resource Plus of North Florida, Inc.

December 31, 2016 and 2015

Resource Plus of North Florida, Inc.

Table of Contents

Independent Auditor’s Report	1-2

Financial statements:

Balance Sheets	3

Statements of Income and Comprehensive Income	4

Statements of Changes in Stockholders' Equity	5

Statements of Cash Flows	6

Notes to Financial statements	7-13

INDEPENDENT AUDITOR’S REPORT

The Board of Directors

Resource Plus of North Florida, Inc.:

We have audited the accompanying financial statements of Resource Plus of North Florida, Inc. (the “Company”), which comprise the balance sheets as of December 31, 2016 and 2015, and the related statements of income and comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.

Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Resource Plus of North Florida, Inc. as of December 31, 2016 and 2015 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Jacksonville, Florida

March 13, 2017

Resource Plus of North Florida, Inc. Balance Sheets
As of December 31, 2016 and 2015

	2016	2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,320,524	$1,796,909
Accounts receivable, net of allowance for doubtful accounts	2,320,285	2,424,278
Employee and related party receivables	2,090	793
Marketable securities	437,365	409,793
Prepaid expenses and other current assets	94,868	96,447
Total current assets	4,175,132	4,728,220

Property and equipment	210,177	104,758
Notes receivable-shareholders	-	12,478
Notes receivable-related party	72,668	147,953
TOTAL ASSETS	$4,457,977	$4,993,409

	2016	2015
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Line of credit	$965,000	$665,000
Accounts payable and accrued expenses	1,273,176	868,732
Current portion of long-term debt	29,738	24,115
Total current liablities	2,267,914	1,557,847

LONG-TERM LIABILITIES
Long-term debt, net of current portion	65,949	944
Notes payable-related parties	100,556	264,516
TOTAL LIABILITIES	2,434,419	1,823,307

STOCKHOLDERS' EQUITY

Common stock, $1.00 par value, authorized 10,000 shares, 100 shares issued and outstanding	100	100
Retained earnings	1,996,167	3,178,115
Accumulated other comprehensive income: Unrealized gain (loss) on securities	27,291	(8,113)
TOTAL STOCKHOLDERS' EQUITY	2,023,558	3,170,102

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,457,977	$4,993,409

See auditor's report and accompanying notes to financial statements.

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Resource Plus of North Florida, Inc. Statements of Income and Comprehensive Income For the Years Ended December 31, 2016 and 2015

	2016	2015

Revenue	$23,803,833	$21,090,723
Cost of sales	18,054,214	15,322,336

Gross profit	5,749,619	5,768,387

Selling, general, and administrative expenses	3,986,085	3,710,691

Income from operations	1,763,534	2,057,696

Other income (expenses)
Interest income	21,498	38,032
Gain (loss) on the sale of marketable securities	(9,356)	367
Interest expense	(35,160)	(59,014)
Other expenses	(19,059)	(15,830)
Total other income (expense)	(42,077)	(36,445)

Net income	1,721,457	2,021,251

Other comprehensive income
Unrealized holding loss	35,404	(22,027)
Total comprehensive income	$1,756,861	$1,999,224

See auditor's report and accompanying notes to financial statements.

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Resource Plus of North Florida, Inc. Statements of Changes in Stockholders' Equity For the Years Ended December 31, 2016 and 2015

	Common Stock	Retained Earnings	Accumulated Other Comprehensive Income	Total
Balance, December 31, 2014	$100	$2,209,711	$13,914	$2,223,725
Net income	-	2,021,251	-	2,021,251
Distributions paid or payable	-	(1,052,847)	-	(1,052,847)
Unrealized holding loss	-	-	(22,027)	(22,027)
Balance, December 31, 2015	$100	$3,178,115	$(8,113)	$3,170,102
Net income	-	1,721,457	-	1,721,457
Distributions paid or payable	-	(2,903,405)	-	(2,903,405)
Unrealized holding loss	-	-	35,404	35,404
Balance, December 31, 2016	$100	$1,996,167	$27,291	$2,023,558

 See auditor's report and accompanying notes to financial statements.

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Resource Plus of North Florida, Inc. Statements of Cash Flows For the Years Ended December 31, 2016 and 2015

	2016	2015
Cash flows from operating activities:
Net income	$1,721,457	$2,021,251
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	39,215	44,647
(Gain) loss on disposition of assets	109	-
(Gain) loss on sale of marketable securities	(27,572)	26,765
Increase (decrease) in cash due to changes in:
Accounts receivable	103,993	(799,665)
Employee receivables	(1,297)	167
Prepaid expenses and other assets	1,579	43,257
Accounts payable and other accrued expenses	404,444	5,676
Net cash provided by operating activities	2,241,928	1,342,098

Cash flows from investing activities:
Net purchases of marketable securities	35,404	(22,027)
Purchase of property and equipment	(50,000)	-
Net cash used by investing activities	(14,596)	(22,027)

Cash flows from financing activities
Net payments on related party notes payable	(76,197)	200,430
Net borrowings (repayments) on line of credit	300,000	(300,000)
Long term repayments under long-term debt	(24,115)	(22,621)
Distributions to stockholders	(2,903,405)	(1,052,847)
Net cash used by financing activities	(2,703,717)	(1,175,038)

Net increase (decrease) in cash	(476,385)	145,033
Cash at beginning of year	1,796,909	1,651,876
Cash at end of year	$1,320,524	$1,796,909

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest expenses	$28,257	$1,825

Supplemental Disclosures of Noncash Financing Activities:
Related party balance adjustments	$4,404	$722,174
Noncash financing of purchased equipment	$94,743	$-

See auditor's report and accompanying notes to financial statements.

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Resource Plus of North Florida, Inc. Notes to Financial Statements December 31, 2016 and 2015

Note A – Organization and Description of Business

Resource Plus of North Florida, Inc. (the “Company”) is an S Corporation that was incorporated in February 2000 to provide outsourced staffing services to lawn & garden departments located within home improvement retail outlets in addition to providing in-store general merchandising and remodeling in retail locations located throughout the United States of America, Canada, and Mexico. The Company is located in Jacksonville, Florida and Mooresville, North Carolina.

Note B – Significant Accounting Policies

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Recently Issued Accounting Standards

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update, Revenue from Contracts with Customers. The effective date for this Standard for nonpublic entities is annual reporting periods beginning after December 15, 2018, with early adoption permitted for annual periods beginning after December 15, 2016. ASU 2014-09 outlines a new, single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. This new revenue recognition model provides a five-step analysis in determining when and how revenue is recognized. The new model will require revenue recognition to depict the transfer of promised goods or services to customers in an amount that reflects the consideration an organization expects to receive in exchange for those goods or services. The Association is currently assessing the impact that adopting this new accounting guidance will have on its financial statements and footnote disclosures.

On August 27, 2014, the FASB issued Accounting Standards Update No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which requires management to assess an entity’s ability to continue as a going concern and to provide related footnote disclosures in certain circumstances. Before this new standard, there was minimal guidance in U.S. GAAP specific to going concern. Under the new standard, disclosures are required when conditions give rise to substantial doubt about an entity’s ability to continue as a going concern within one year from the financial statement issuance date. The new standard applies to all associations and is effective for the annual period ending after December 15, 2016, and all annual and interim periods thereafter.

In February 2016, the FASB issued Accounting Standards Update, Leases (Topic 842), intended to improve financial reporting about leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, airplanes, and manufacturing equipment. Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current Generally Accepted Accounting Principles (GAAP), the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP—which requires only capital leases to be recognized on the balance sheet—the new ASU will require both types of leases to be recognized on the balance sheet. The ASU on leases will take effect for all non-public companies for fiscal years beginning after December 15, 2019.

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Resource Plus of North Florida, Inc. Notes to Financial Statements December 31, 2016 and 2015

Note B – Significant Accounting Policies (continued)

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all monies deposited with financial institutions in checking and money market accounts and certificates of deposit with maturities of six months or less to be cash and cash equivalents. The Company maintains accounts with federally insured financial institutions that may at time exceed insured limits. The Company has not experienced any losses from such concentrations.

Accounts Receivable

The Company bills customers on a monthly basis and is usually paid within the following month. Therefore, the Company generally does not require collateral. Historically, credit losses have not been significant. The Company has the intent and the ability to hold accounts receivable until payoff. As a result, accounts receivable are reported at the outstanding principal balances adjusted for write-offs. The Company’s policy for determining past due or delinquency status is based on how recently payments have been received on outstanding balances.

Reclassification

Certain reclassifications of prior year amounts have been made to conform to the current year presentation.

Marketable Securities

Marketable securities consist of securities considered available-for-sale, thus are carried at fair market value, with the unrealized gains and losses included in the determination of other comprehensive income and reported in stockholders' equity. Gains or losses on securities sold are determined on the specific identification, trade date basis and are included in earnings.

Furniture and Equipment

Furniture and equipment are recorded at cost. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets, ranging generally from 3 to 7 years.

Expenditures for major renewals and betterments that extend the useful lives of furniture and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. The Company has adopted a policy stating that expenditures below $5,000 are expensed as incurred. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income for the period.

Revenue Recognition

Revenue is generally recorded when services are completed.

Income Taxes

The Company has elected to be taxed as an S corporation and is therefore not required to pay or provide for any U.S. or Florida income taxes arising from the results of operations. The results of the Company’s operations are passed through to the Company’s stockholders for tax purposes. Accordingly, no provision has been made for income taxes in the accompanying financial statements.

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Resource Plus of North Florida, Inc. Notes to Financial Statements December 31, 2016 and 2015

Note B – Significant Accounting Policies (continued)

As of December 31, 2016 and 2015, the Company has no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. The Company did not have accrued interest or penalties associated with any uncertain tax benefits, nor was any interest expense recognized during the years ended December 31, 2016 and 2015.

The Company’s 2014 through 2016 tax years are open for examination by federal and state taxing authorities.

Advertising Costs

Advertising costs are charged to operations when incurred and amounted to $45 and $6,865 for the years ended December 31, 2016 and 2015, respectively.

Fair Value

The Company categorizes its assets and liabilities measured at fair value into a three-level hierarchy based on the priority of the inputs to the valuation technique used to determine fair value. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used in the determination of the fair value measurement fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement.

Assets and liabilities valued at fair value are categorized based on the inputs to the valuation techniques as follows:

●	Level 1 – Inputs that utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that an entity has the ability to access.

●

Level 2 – Inputs that include quoted prices for similar assets and liabilities in active markets and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument. Fair values for these instruments are estimated using pricing models, quoted prices or securities with similar characteristics, or discounted cash flows.

●	Level 3 – Inputs that are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity.

Subsequent to initial recognition, the Company may remeasure the carrying value of assets and liabilities measured on a nonrecurring basis to fair value. Adjustments for the initial and subsequent usually result when certain assets are impaired. Such assets are written down from their carrying amounts to their fair value.

Professional standards allow entities the irrevocable option to elect to measure certain financial instruments and other items at fair value for the initial and subsequent measurement on an instrument-by-instrument basis. The Company adopted the policy to value certain financial instruments at fair value, however, it may elect to measure newly acquired financial instruments at fair value in the future.

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Resource Plus of North Florida, Inc. Notes to Financial Statements December 31, 2016 and 2015

Note B – Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and trade receivables. The Company frequently has deposits with a bank in excess of the federally insured limit of $250,000 for the years ended December 31, 2016 and 2015, respectively. The Company deposits its cash with what it believes to be high credit quality financial institutions and do not anticipate this to be a significant risk.

As of December 31, 2016 and 2015, approximately 91 and 90% of the accounts receivable, respectively, is due from three and two customers. During the years ended December 31, 2016 and 2015, two customers accounted for approximately 91% and 88% of the Company’s revenue.

Note C – Line of Credit

The Company has available a $3,500,000 line of credit with a bank. The line of credit is collateralized by accounts receivable, furniture and equipment, and a first mortgage and assignment of rents on the Company’s Jacksonville location, bearing interest at the Prime Rate, and is due on demand. R.J Holdings of Jacksonville, Inc., Mobex of North Florida, Inc., and Leasex, LLC, related parties of the Company, are guarantors of the line of credit. The Company has passed or obtained waivers for all loan covenants as of December 31, 2016. The Company had an outstanding balance on the line of credit as of December 31, 2016 and 2015 of $965,000 and $665,000, respectfully. As of December 31, 2016 the Company had approximately $347,000 available credit for use in operations.

Note D – Property and Equipment

Property and equipment consists of the following:

	2016	2015
Fixtures & equipment	$33,961	$33,961
Computers/equipment	144,298	176,939
Company vehicle	263,774	119,031
Leasehold improvements	5,420	5,420
	447,453	335,351
Less: accumulated depreciation	(237,276)	(230,593)
	$210,177	$104,758

Depreciation expense was $45,578 and $44,647 for the years ended December 31, 2016 and 2015, respectively.

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Resource Plus of North Florida, Inc. Notes to Financial Statements December 31, 2016 and 2015

Note E – Long-Term Debt

As of December 31, 2016 and 2015, the long-term debt consists of the following:

	2016	2015
Installment note payable to Ford Credit, payable in 36 monthly installments of $944 each, maturing in January 2017, including interest at .9%, secured by a vehicle	$944	$12,601

Installment note payable to Ford Credit, payable in 36 monthly installments of $1,058 each, maturing in December 2016, including interest at 4.24%, secured by a vehicle.	-	12,458

Installment note payable to Ford Credit, payable in 36 monthly installments of $1,551 each, maturing in December 2019, including interest at 5.39%, secured by a vehicle.	51,351	-

Installment note payable to Ford Credit, payable in 36 monthly installments of $1,311 each, maturing in January 2020, including interest at 5.39%, secured by a vehicle.	43,392	-

Total long-term debt	95,687	25,059

Less current portion of long-term debt	(29,738)	(24,115)

Total long-term debt	$65,949	$944

Future maturity of long-term debt as of December 31, 2016 is as follows:

Year Ending December 31,	Amount

2017	$29,738
2018	31,559
2019	33,182
2020	1,206
Total	$95,685

Note F – Notes Receivable - Shareholders

The Company has notes receivable from the two shareholders in the amount of $0 and $6,239 each as of December 31, 2016 and 2015, respectively. The notes are due on January 1 of the subsequent year with 4 percent interest per annum due at maturity.

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Resource Plus of North Florida, Inc. Notes to Financial Statements December 31, 2016 and 2015

Note G – Related Party Transactions

The outstanding common stock of the following companies are owned and controlled by the stockholders of the Company and their immediate family members and are considered related parties:

●	RJ Holdings of Jacksonville, Inc.
●	Mobex of North Florida, Inc.
●	Leasex, LLC
●	Bluedot Asia
●	Buccaneer Capital Corporation I
●	Buccaneer Capital Corporation II

The Company utilizes office facilities owned by RJ Holdings of Jacksonville, Inc. (“RJ Holdings”). Rent expense was $240,000 and $240,000 during the years ended December 31, 2016 and 2015, respectively for use of the office facilities.

The Company collects rental revenue and pays expenses on behalf of RJ Holdings on a reimbursement basis. Rental revenues collected for the benefit of RJ Holdings totaled approximately $273,000 and $247,000 for the years ended December 31, 2016 and 2015, respectively. Expenses paid by the Company on behalf of RJ Holdings totaled approximately $59,000 and $120,000 for the years ended December 31, 2016 and 2015, respectively. The net effect of these transactions results in a payable of approximately $385,000 and $263,000, included in related party notes payable as of December 31, 2016 and 2015, respectively.

The Company entered into an agreement with Mobex of North Florida, Inc. (“Mobex”), primarily to accommodate research and development, other financing needs of this related entity, and rented equipment from Mobex to assist on the Company’s jobs. As of December 31, 2015, the outstanding balance owed to the Company by Mobex totaled approximately $2,000 which is included in related party note receivable. As of December 31, 2016, the outstanding balance owed by Mobex to the Company totaled approximately $284,000, which is included in related party note receivable.

During 2015, Resource Plus made a loan to Leasex, LLC (“Leasex”). The net effect of these transactions results in a receivable of approximately $104,000 which is included in related party notes receivable as of December 31, 2015. As of December 31, 2016, the outstanding balance owed by the Company to Leasex totaled approximately $19,000, which is included in related party note payable.

During the year ended December 31, 2015, consulting fees in the amount of approximately $415,000 and $422,000 were paid to Buccaneer Capital Corporation I and Buccaneer Capital Corporation II, respectively. During the year ended December 31, 2016, consulting fees in the amount of approximately $409,000 and $415,000 were paid to Buccaneer Capital Corporation I and Buccaneer Capital Corporation II, respectively. Buccaneer Capital Corporation I and Buccaneer Capital Corporation II are entities owned by immediate family members of the Company’s stockholders.

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Resource Plus of North Florida, Inc. Notes to Financial Statements December 31, 2016 and 2015

Note H – Commitments and Contingencies

The Company is subject to legal claims in the ordinary course of business. Management does not believe there are any pending claims that will result in a material adverse impact on the Company’s financial position, results of operations, or liquidity.

Note I – Subsequent Events

Subsequent events have been evaluated through March 13, 2017 which is the date the financial statements were available to be issued.

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